    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1998

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                         INTERNATIONAL HOME FOODS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             13-3377322
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              1633 LITTLETON ROAD
                         PARSIPPANY, NEW JERSEY  07054
          (Address of principal executive offices, including zip code)

                              --------------------

                            INTERNATIONAL HOME FOODS
                              401(k) SAVINGS PLAN
                            (Full title of the plan)

                              C. DEAN METROPOULOS
                            CHIEF EXECUTIVE OFFICER
                         INTERNATIONAL HOME FOODS, INC.
                              1633 LITTLETON ROAD
                         PARSIPPANY, NEW JERSEY  07054
                                 (973) 359-9920
           (Name, address and telephone number of agent for service)

                                    copy to:
                                A. WINSTON OXLEY
                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS  75201
                                 (214) 220-7891

                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                                          Proposed            Proposed
      Title of securities           Amount to be     maximum offering     maximum aggregate       Amount of
        to be registered             registered      price per unit(1)    offering price(1)    registration fee
-----------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par
 value per share . . . . . . .      300,000(2)       $  17.8125           $  5,343,750       $  1,577
-----------------------------------------------------------------------------------------------------------------
 Interest in the International Home
 Foods 401(k) Savings Plan . .          (3)                  (4)                 (4)                (4)
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices reported on the New York Stock Exchange on August 21, 1998.
(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the International Home Foods 401(k) Savings Plan.
(4) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required to registered plan interests.


================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission (the "Commission") by International Home Foods, Inc., a Delaware corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on March 31, 1998;

         (b) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, filed with the Commission pursuant to the Exchange Act on July 27, 1998;

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, filed with the Commission pursuant to the Exchange Act on May 15, 1998;

         (d) The Company's Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 1998, filed with the Commission pursuant to the Exchange Act on July 27, 1998;

         (e) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, filed with the Commission pursuant to the Exchange Act on August 14, 1998.

         (f) The Company's Current Report on Form 8-K filed with the Commission pursuant to the Exchange Act on March 16, 1998,

         (g) The Company's Current Report on Form 8-K for the period ended April 13, 1998, filed with the Commission pursuant to the Exchange Act on April 20, 1998; and

         (h) The description of the Company's Common Stock, $0.01 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on October 27, 1997.

         All documents subsequently filed by the Company and the International Home Foods 401(k) Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company and the Plan will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to International Home Foods, Inc., 1633 Littleton Road, Parsippany, New Jersey 07054, Attention: Secretary (973) 359-9920.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Ten of the Amended and Restated Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its current and former directors against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers and has purchased a policy providing such insurance.

         The preceding discussion of the Company's Amended and Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Amended and Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

         The Company has entered into indemnification agreements with the Company's directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1     --       International Home Foods 401(k) Savings Plan, as
                          amended

         5.1     --       (a)     Opinion of Vinson & Elkins L.L.P.
                          (b)     The Company will submit the International
                                  Home Foods 401(k) Savings Plan  and any
                                  amendment thereto to the Internal Revenue
                                  Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

         23.1    --       Consent of PricewaterhouseCoopers LLP

         23.2    --       Consent of Arthur Andersen LLP

         23.3    --       Consent of Vinson & Elkins L.L.P. (included as part
                          of Exhibit 5.1)

         24.1    --       Powers of Attorney (included on the signature pages
                          of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on the 12th day of June, 1998.

                                  INTERNATIONAL HOME FOODS, INC

                                  By: /s/ C. Dean Metropoulos
                                     ------------------------------------------
                                          C. Dean Metropoulos,
                                          Chairman of the Board and Chief
                                          Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Dean Metropoulos, Alan B. Menkes and
N. Michael Dion and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including pre- and post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                    Signature                                      Capacity                           Date
                    ---------                                      --------                           ----


               /s/ C. Dean Metropoulos                    Chairman of the Board and           August 20, 1998
             ------------------------------                Chief Executive Officer
                   C. Dean Metropoulos                   (Principal Executive Officer)


              /s/ N. Michael Dion                           Chief Financial Officer           August 20, 1998
             ------------------------------           (Principal Financial and Accounting
                  N. Michael Dion                                  Officer)

              /s/ Thomas O. Hicks                                  Director                   August 20, 1998
             ------------------------------
                  Thomas O. Hicks

              /s/ L. Hollis Jones                                  Director                   August 20, 1998
             ------------------------------
                  L. Hollis Jones

              /s/ Michael J. Levitt                                Director                   August 20, 1998
             ------------------------------
                  Michael J. Levitt

              /s/ M. L. Lowenkron                                  Director                   August 20, 1998
             ------------------------------
                  M. L. Lowenkron



              /s/ Alan B. Menkes                                   Director                   August 20, 1998
             ------------------------------
                  Alan B. Menkes

              /s/ John R. Muse                                     Director                   August 20, 1998
             ------------------------------
                  John R. Muse

              /s/ Roger T. Staubach                                Director                   August 20, 1998
             ------------------------------
                  Roger T. Staubach

              /s/ Charles W. Tate                                  Director                   August 20, 1998
             ------------------------------
                  Charles W. Tate



         Pursuant to the requirements of the Securities Act, the person administering the International Home Foods 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Parsippany, State of New Jersey, on the 12th day of June, 1998.

INTERNATIONAL HOME FOODS
401(k) SAVINGS PLAN

By:      International Home Foods, Inc.,
         Plan Sponsor and Plan Administrator


By:      /s/ Michael J. Cramer
   ------------------------------------------
         Michael J. Cramer
         Vice President

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------

4.1      --      International Home Foods 401(k) Savings Plan, as amended

5.1      --      (a)      Opinion of Vinson & Elkins L.L.P.
                 (b)      The Company will submit the International Home Foods 401(k) Savings Plan  and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

23.1     --      Consent of PricewaterhouseCoopers LLP

23.2     --      Consent of Arthur Andersen LLP

23.3     --      Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)

24.1     --      Powers of Attorney (included on the signature pages of this
                 Registration Statement)